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                                                                    EXHIBIT 99.1

Pauline O'Keeffe, pokeeffe@learningstarcorp.com
781-292-3048
Jennifer Aprile, japrile@learningstarcorp.com
781-292-3085

                LEARNINGSTAR CORP. RECEIVES NASDAQ NOTIFICATION

Needham, Mass. and Monterey, Calf.-- May 4, 2001 -- LearningStar Corp. (NASDAQ:
LRNS) announced today that, on May 2, 2001, the Company received notification from Nasdaq indicating that the Company failed to comply with one of the requirements for initial listing on the Nasdaq National Market. Under Nasdaq Marketplace Rule 4420(b)(3), the market value of the Company's public float was required to be at least $18,000,000 at the close of the first trading day. Accordingly, Nasdaq has notified the Company that its securities are subject to delisting from the Nasdaq National Market. The Company has requested a hearing before the Nasdaq Listing Qualifications Panel. There can be no assurance the Panel will grant the Company's request for continued listing. The Company believes that, regardless of the outcome of the hearing before the Nasdaq Listing Qualifications Panel, the Company's securities will be eligible to trade on the Nasdaq SmallCap Market.

ABOUT LEARNINGSTAR CORP.

LearningStar Corp. is a leading developer, manufacturer, and retailer of educational products to child care programs, preschools, schools, and consumers. Formed through the combination of Earlychildhood LLC and SmarterKids.com, the company serves early childhood professionals, educators, and parents by providing quality educational products and programs for children from infancy to 12 years of age. With scale, growth potential, proprietary product offerings, a multi-channel distribution strategy and extensive management expertise, LearningStar helps to further children's education and to reinforce the connection between schools and homes. The Company is composed of four business areas: Discount School Supply (DSS), a developer and multi-channel distributor of educational products and supplies for preschools and child care programs; Earlychildhood NEWS, an award-winning magazine offering information, curriculum and educational programs to teachers and parents; Educational Products Inc.
(EPI), an
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innovative distributor of school supplies and educational products to the elementary school market through school fundraising programs; and SmarterKids.com, a leading online education store and resource for parents. LearningStar is headquartered in Monterey, California and Needham, Massachusetts. More information on the Company can be found at www.learningstarcorp.com.
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THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR"
FOR FORWARD-LOOKING STATEMENTS. THIS RELEASE (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE LEARNINGSTAR) CONTAINS FORWARD- LOOKING STATEMENTS WITHIN THE MEANING OF FEDERAL SECURITIES LAWS, INCLUDING STATEMENTS CONCERNING BUSINESS STRATEGIES AND THEIR INTENDED RESULTS, AND SIMILAR STATEMENTS CONCERNING ANTICIPATED FUTURE EVENTS AND
EXPECTATIONS THAT ARE NOT HISTORICAL FACTS.   SUCH FORWARD-LOOKING STATEMENTS
ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS IN THE FUTURE AND, ACCORDINGLY, SUCH RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF LEARNINGSTAR. FOR A DESCRIPTION OF ADDITIONAL RISKS AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S REGISTRATION STATEMENT ON FORM S-4, AS AMENDED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS WELL AS SMARTERKIDS.COM'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ANNUAL REPORTS ON FORMS 10-K AND QUARTERLY REPORTS ON FORMS 10-Q.

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